UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 11, 2007

JONES APPAREL GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Jones Apparel Group, Inc. (the "Company") has appointed Wesley R. Card the Company's President and Chief Executive Officer and has elected Mr. Card to the Board of Directors of the Company, effective July 12, 2007.  Mr. Card succeeds Peter Boneparth, who resigned as President and Chief Executive Officer and a director of the Company, effective July 12, 2007.

In connection with Mr. Card's appointment as President and Chief Executive Officer, on July 11, 2007, John T. McClain was appointed Chief Financial Officer. Upon Mr. McClain joining the Company on July 16, 2007, Mr. Card will no longer serve as the Company's Chief Operating and Financial Officer.

The press release announcing these appointments is furnished herewith as Exhibit 99.1.

Biographical and Other Information Regarding Mr. Card and Mr. McClain

Mr. Card, age 59, joined the Company in 1990 as its Chief Financial Officer and added the responsibility of Chief Operating Officer in 2002.

Prior to being named Chief Financial Officer of the Company, Mr. McClain, age 46, served as Chief Accounting Officer of Avis Budget Group, Inc. (formerly Cendant Corporation), a position he assumed in July 2006. From 1999 to July 2006, Mr. McClain served as Senior Vice President, Finance and Corporate Controller for Cendant Corporation. Prior to joining Cendant, he served as Vice President, Controller and Chief Accounting Officer for Sirius Satellite Radio and in various roles at ITT Corporation, including Assistant Controller and Director of Accounting, as well as Manager of Financial Reporting. He is a certified public accountant in the state of New Jersey.

Employment Arrangements with Mr. Card and Mr. McClain

On July 12, 2007, the Company and Mr. Card entered into an amendment of Mr. Card's employment agreement, which specifies that Mr. Card will serve as President and Chief Executive Officer of the Company and which increases his annual salary to not less than $1,600,000.

On July 11, 2007, the Company entered into an employment agreement with Mr. McClain (the "Employment Agreement"), with respect to his employment as Chief Financial Officer as of July 16, 2007. Capitalized terms used in this summary but not otherwise defined herein shall have the meanings attributed to them in the Employment Agreement.

The term of the Employment Agreement is for three years ending on June 30, 2010, unless renewed for an additional 12-month period at the Company's option. Mr. McClain's annual salary under the Employment Agreement will not be less than $500,000, and he is entitled to receive annual bonuses in accordance with the Company's

2007 Executive Annual Cash Incentive Plan. The Employment Agreement also provides for annual grants, at the discretion of the Compensation Committee of the Board of Directors, of restricted stock and/or stock options, in such amounts and subject to such terms and conditions as determined by the Compensation Committee. Mr. McClain will be entitled to receive perquisites and to participate in all savings and retirement programs and welfare plans and programs that are generally available to other senior executives of the Company.

If the Company terminates Mr. McClain's employment for "Cause" or if he resigns without "Good Reason," Mr. McClain will receive only his unpaid salary through the date of termination or resignation. If Mr. McClain's employment terminates before the end of the term due to death or "Disability," the Company will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) his target bonus (based on 75% of his annual salary at the time of termination) (the "Target Bonus"), prorated through the date of termination. If the Company terminates Mr. McClain's employment without "Cause" or Mr. McClain resigns for "Good Reason" and no "Change in Control" has occurred, he will receive (i) any unpaid salary through the date of termination, (ii) the Target Bonus at the time of termination, prorated through the date of termination, (iii) for each month during the remainder of the term of the Agreement, his monthly salary at the time of termination plus 1/12 of the Target Bonus, (iv) continued health insurance, life insurance and retirement benefits for the remainder of the term of the Employment Agreement and (v) reimbursement for up to $10,000 of executive outplacement services. In no event, including at the expiration of the Employment Agreement, shall he receive less than six months of such salary or benefits.

If the Company terminates Mr. McClain's employment without "Cause" or Mr. McClain resigns for "Good Reason" following a "Change in Control," he will receive (i) any unpaid salary through the date of termination, (ii) the Target Bonus, prorated through the date of termination, (iii) a lump sum equal to three times 200% of Mr. McClain's annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to the Company's cost for his continued health insurance, life insurance and retirement benefits for the remainder of the term of the Employment Agreement.

The Employment Agreement also provides for vesting of all previously unvested options and restricted stock upon (i) termination of Mr. McClain's employment due to "Retirement," death or "Disability," (ii) a "Change in Control," (iii) resignation by Mr. McClain for "Good Reason" or (iv) termination by the Company without "Cause." In the case of "Retirement," "Disability" or "Change in Control," the accelerated options are exercisable during the remaining original option term (or, if shorter, for three years following death).

The Employment Agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the Employment Agreement), provided that the Company is making the payments due to him (as described above). Mr. McClain is also prohibited from interfering in the employment of the Company's employees during the period ending two years after the severance period.

The foregoing summaries of the amendment to Mr. Card's employment agreement and the employment agreement with Mr. McClain do not purport to be complete and are qualified in their entirety by reference to the amendment and the employment agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

In connection with Mr. McClain's appointment as Chief Financial Officer, the Compensation Committee of the Company's Board of Directors approved a minimum cash bonus for Mr. McClain of $100,000 for 2007 and a grant to him of 15,000 shares of restricted stock under the Company's 1999 Stock Incentive Plan.

Termination of Mr. Boneparth's Employment

Mr. Boneparth's service as President, Chief Executive Officer and a director of the Company terminated effective as of July 12, 2007. In connection with Mr. Boneparth's separation, the Company and Mr. Boneparth entered into a separation agreement that provides Mr. Boneparth with the payments and benefits to which he is entitled under his existing employment agreement upon a termination without "Cause." The separation agreement also includes a mutual release of claims.

The foregoing summary of the separation agreement with Mr. Boneparth does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 4 dated July 12, 2007 to Amended and Restated Employment Agreement between Jones Apparel Group, Inc. and Wesley R. Card.+
10.2	Employment Agreement dated as of July 11, 2007 between Jones Apparel Group, Inc. and John T. McClain.+
10.3	Separation Agreement dated as of July 11, 2007, between Jones Apparel Group, Inc. and Peter Boneparth.+
99.1	Press Release of the Registrant dated July 12, 2007.

+ Management contract or compensatory plan or arrangement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Ira M. Dansky Ira M. Dansky Executive Vice President, General Counsel and Secretary

Date: July 12, 2007

Exhibit Index.

Exhibit No.	Description
10.1	Amendment No. 4 dated July 12, 2007 to Amended and Restated Employment Agreement between Jones Apparel Group, Inc. and Wesley R. Card.+
10.2	Employment Agreement dated as of July 11, 2007 between Jones Apparel Group, Inc. and John T. McClain.+
10.3	Separation Agreement dated as of July 11, 2007, between Jones Apparel Group, Inc. and Peter Boneparth.+
99.1	Press Release of the Registrant dated July 12, 2007.

+ Management contract or compensatory plan or arrangement.

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